Investor Presentation December 2025 | Nasdaq: SVC Exhibit 99.1

Warning Concerning Forward-Looking Statements, Disclaimers and Non-GAAP Financial Measures This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: SVC’s ability to generate consistent cash flows and embedded growth, SVC’s contemplated disposition program (and the expected impacts thereof and pro forma information related thereto), SVC’s ability to rebalance its hotel portfolio towards full-service urban and leisure-oriented properties through asset sales and the future composition of its portfolio, SVC’s ability to strengthen its balance sheet and reduce leverage through its planned sales of hotels, SVC’s expectation and ability to reduce capital expenditures and future capital expenditures guidance, SVC’s ability to expand its earnings before interest, taxes, depreciation and amortization, or EBITDA, margin, SVC’s expected use of proceeds from asset sales, SVC’s pending net lease acquisitions, SVC’s ability to redeem its senior unsecured notes and repay its debt financings, and SVC’s renovation and redevelopment initiatives, disciplined acquisition strategy, strategic transformation benefits and key priorities. Forward-looking statements reflect SVC’s current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SVC’s actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause SVC’s actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: the ability of Sonesta International Hotels Corporation, or collectively with its parent and subsidiaries, Sonesta, to successfully operate the hotels it manages for SVC; SVC’s ability and the ability of SVC’s managers and tenants to operate under unfavorable market and commercial real estate industry conditions due to, among other things, uncertainties surrounding interest rates and inflation, supply chain disruptions, emerging technologies, volatility in the public equity and debt markets, effect of or changes to tariffs or trading policies, pandemics, geopolitical instability and tensions, economic downturns or a possible recession, labor market conditions or changes in real estate utilization; SVC’s ability to sell properties at prices it targets, and the timing of such sales; SVC’s ability to repay or refinance its debts as they mature or otherwise become due; SVC’s ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility and the variable funding note, or VFN; SVC’s ability to pay interest on and principal of its debt; the impact of changes in U.S. and foreign government administrative policies, including the imposition of or increases in tariffs and changes to existing trade agreements, on macroeconomic conditions, supply chains and the cost of products SVC’s operators use, and on the results of operations of SVC’s operators and SVC; whether and the extent to which SVC’s managers and tenants will pay the contractual amounts of returns, rents or other obligations due to SVC; competition within the commercial real estate, hotel, transportation and travel center and other industries in which SVC’s managers and tenants operate, particularly in those markets in which SVC’s properties are located; SVC’s ability to make cost-effective improvements to SVC’s properties that enhance their appeal to hotel guests and net lease tenants; SVC’s ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; SVC’s ability to acquire properties that realize its targeted returns; SVC’s ability to identify properties that it wants to acquire or to negotiate acceptable purchase prices, acquisition financing terms, management agreements or lease terms for new properties, or ability to complete acquisitions; SVC’s ability to raise or appropriately balance the use of debt or equity capital; potential defaults under SVC’s management agreements and leases by its managers and tenants; SVC’s ability to increase hotel room rates and rents at its net leased properties as SVC’s leases expire in excess of its operating expenses and to grow its business; SVC’s ability to increase and maintain hotel room and net lease property occupancy at its properties; SVC’s ability to engage and retain qualified managers and tenants for its hotels and net lease properties on satisfactory terms; SVC’s ability to diversify its sources of rents and returns that improve the security of its cash flows; SVC’s credit ratings; the ability of SVC’s manager, The RMR Group LLC, or RMR, to successfully manage SVC; actual and potential conflicts of interest with SVC’s related parties, including its Managing Trustees, Sonesta, RMR and others affiliated with them; SVC’s ability to realize benefits from the scale, geographic diversity, strategic locations and variety of service levels of its hotels; limitations imposed by and SVC’s ability to satisfy complex rules to maintain its qualification for taxation as a real estate investment trust, or REIT, for U.S. federal income tax purposes; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change or other man-made or natural disasters beyond its control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SVC’s periodic filings. The information contained in SVC’s filings with the Securities and Exchange Commission, or SEC, including under the caption “Risk Factors” in SVC’s periodic reports, or incorporated therein, identifies important factors that could cause differences from SVC’s forward-looking statements in this presentation. SVC’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon SVC’s forward-looking statements. Except as required by law, SVC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Notes Regarding Certain Information in this Presentation This presentation contains industry and statistical data that SVC obtained from various third party sources. Nothing in the data used or derived from third party sources should be construed as investment advice. Some data and other information presented are also based on SVC’s good faith estimates and beliefs derived from its review of internal surveys and independent sources and its experience. SVC believes that these external sources, estimates and beliefs are reliable and reasonable, but it has not independently verified them. Although SVC is not aware of any misstatements regarding the data presented herein, these estimates and beliefs involve inherent risks and uncertainties and are based on assumptions that are subject to change. Unless otherwise noted, all data presented are as of or for the three months ended September 30, 2025. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures including FFO, Normalized FFO, CAD, EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA, EBITDAre and Adjusted EBITDAre. Calculations of, and reconciliations for, these metrics to the closest GAAP metrics, are included in the appendix hereto. 2

SVC: Investment Highlights 33 1 Net lease retail and hotel portfolio with national scale 2 Transforming to become a majority net lease REIT through the sale of a significant portion of hotel assets 3 Executing on hotel sales to strengthen the balance sheet and reduce leverage 4 Retail assets anchored with quality tenants under long-term leases offer a reliable cash flow base with embedded annual growth 5 Remaining full-service hotels positioned for EBITDA margin expansion 6 Rate of CapEx spend expected to significantly decline Miami Beach, FLWilmington, IL 3

Service-Focused Retail Net Lease Portfolio Hotel Portfolio SVC: At a Glance Today SVC is a publicly traded REIT primarily invested in two asset categories, service-focused retail net lease properties and hotels, significantly diversifying its cash flows. Total Company 4 912 Properties 46 States, Washington, D.C., Puerto Rico & Canada 22 Industries 148 Brands 182 Tenants / Operators $1.9B Total Revenues LTM 160 Properties 29,536 Keys $1.3B Revenues LTM (1) 752 Properties 13.2M Rentable Square Feet $388.7M Annualized Minimum Rent (1) Excludes operating revenue related to hotels sold by SVC during the trailing twelve months ended September 30, 2025.

Recent & Near-Term Highlights


December 2025 YTD (1)

- Closed the sale of 101 hotels for $721 million, excluding closing costs
- Redeemed all $800 million of 2026 senior notes
- Full availability of $650 million revolving credit facility
- Reduced capital expenditure guidance:
  - 2025 full-year CapEx: ~$200 million ($250 million previously)
  - 2026 full-year CapEx: $125 million – $150 million ($170 million - $180 million previously)


December 2025
(Remaining Period)

- Under contract to close the sale of 20 hotels for $238 million, excluding closing costs, in December, bringing year to date total sales to 121 hotels for $959 million [2][3]
- Proceeds to be used to redeem February 2027 notes


2026

- Initiate marketing for seven full-service Sonesta hotels (2,010 keys) as part of a disciplined, phased disposition strategy
  - 3Q25 LTM EBITDA of negative ~$10 million
  - Expect gross proceeds of $90 million to $110 million from dispositions
  - Net proceeds to be used to reduce debt
  - Properties located in U.S. Southeast, Midwest and Pacific Northwest

(1) Status as of December 5, 2025.
(2) Excludes one hotel previously under contract that is being marketed for sale.
(3) One of the buyers under agreement to purchase seven of the remaining 20 hotels under contract has purported to terminate the agreement with respect to those seven hotels, which purported termination SVC is contesting. The outside closing date under the agreement for those seven hotels is December 15, 2025. Those seven hotels represent $88 million, excluding closing costs, of the purchase price of the remaining hotels under contract.

5

Sold as of 3Q25 Sold since 3Q25 Under Contract Total Hotels 46 55 21 122 Rooms / Suites 6,337 6,745 2,849 15,931 Sales Price $325M $396M $238M $959M Avg. Sales Price per Room / Suite $51.3K $58.7K $83.5K $60.2K Hotel Portfolio: Update on 2025 Dispositions 6 (1) Status as of December 5, 2025. (2) Includes 20 hotels under contract and one hotel previously under contract that is being marketed for sale. Excludes seven full-service hotels (2,010 keys) expected to commence marketing in January 2026, as referenced on page 5. (3) One of the buyers under agreement to purchase seven of the remaining 20 hotels under contract has purported to terminate the agreement with respect to those seven hotels, which purported termination SVC is contesting. The outside closing date under the agreement for those seven hotels is December 15, 2025. Those seven hotels represent $88 million, excluding closing costs, of the purchase price of the remaining hotels under contract. Status of Gross Proceeds from 2025 Asset Dispositions (1) (2) (2)(3) (3)

2025 Active Hotel Sales Pro Forma

	9/30/25 [1] Hotel Portfolio	Sold Since 3Q25	Under Contract [2][3]	Pro Forma Hotel Portfolio
Hotels	160	55	21	**84**
Keys	29,536	6,745	2,849	**19,942**
ADR	$147.86	$95.26	$120.43	**$171.04**
Occupancy	64.8%	67.9%	67.0%	**63.5%**
RevPAR	$95.85	$64.72	$80.64	**$108.56**
Operating Revenues	$1,324M	$166M	$87M	**$1,071M**
EBITDA	$168M	$26M	$8M	**$135M**
EBITDA Margin	12.7%	15.7%	9.0%	**12.6%**

Note: Figures presented are LTM 3Q25.

(1) Results of all hotels owned as of September 30, 2025. Excludes $150 million of operating revenue and $4 million of EBITDA related to hotels sold by SVC during the trailing twelve months ended September 30, 2025.

(2) Includes 20 hotels under contract and one hotel previously under contract that is being marketed for sale. Excludes seven full-service hotels (2,010 keys) expected to commence marketing in January 2026, as referenced on page 5.

(3) One of the buyers under agreement to purchase seven of the remaining 20 hotels under contract has purported to terminate the agreement with respect to those seven hotels, which purported termination SVC is contesting. The outside closing date under the agreement for those seven hotels is December 15, 2025. Those seven hotels represent $88 million, excluding closing costs, of the purchase price of the remaining hotels under contract.

7

SVC Strategic Transformation: Majority Net Lease REIT 8 Strategic Transformation Benefits • Stable cash flows from necessity-based retail net lease assets – National scale and diversified portfolio – Embedded growth through contractual rent escalators with 96% of net leases – TravelCenters of America Inc., or TA, with a guarantee from IG-rated BP Corporation North America Inc., accounted for 68% of annualized minimum net lease rents as of 3Q25 • Retained hotels are higher quality and many have undergone recent renovations – Full-service, urban, leisure-oriented hotels offering higher EBITDA growth potential – Well-positioned to capture potential market share and margin expansion – Expect lower annual capital expenditures for retained hotel assets Centennial, CO Adjusted EBITDAre LTM 3Q25 by Segment $555M Adj. EBITDAre Net Lease expected to exceed 70% following active dispositions (1) Signifies a Non-GAAP Financial Measure. See Appendix herein for Non-GAAP reconciliations. (1)

Attractive Relative Valuation 9 SVC trades at a multiple in-line with Hotel REITs, despite transforming to a majority net lease REIT, with nearly 70% of its Adjusted EBITDAre coming from retail net lease assets (1) 20.2x 17.4x 17.1x 16.4x 15.7x 14.6x 14.5x 12.9x 11.7x 10.7x 10.3x 10.0x 9.8x 9.7x 9.6x 8.5x 0.0x 2.0x 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x 16.0x 18.0x 20.0x 22.0x ADC EPRT WPC FCPT O NNN GTY EPR PEB PK SVC RLJ DRH APLE HST CLDT Significant upside potential as the market revalues SVC’s predominantly net lease portfolio, unlocking multiple expansion opportunities (1) Based on Adjusted EBITDAre for the LTM 3Q25. (2) TEV based on stock prices as of December 5, 2025. (3) 2025 EBITDA estimates per FactSet, as of December 5, 2025 (Wall Street Consensus). TEV / EBITDA (2)(3) 16.1x Average (Net Lease REITs) 10.0x Average (Hotel REITs)

Financial Update 10

Current Financial Position (3Q25) (1) Net Debt / Total Gross Assets (2) 57.9% Net Debt / Gross Book Value of Real Estate Assets (2) and Cash and Cash Equivalents 61.6% LTM Adjusted EBITDAre / LTM Interest Expense 1.4x Net Debt / LTM Adjusted EBITDAre (2) 10.0x (1) Adjusted for the redemption of all $450 million of 4.75% senior unsecured notes due 2026 in October 2025. (2) Net debt equals total debt less unrestricted cash and cash equivalents as of the date reported. Total gross assets and gross book value of real estate assets includes properties held for sale. (3) Including $580.2 million of zero coupon notes. Secured Fixed Rate Debt 35% Secured Floating Rate Debt 1% Unsecured Fixed Rate Debt 53% Shareholders' Equity 11% • $6.6 billion of unencumbered assets (gross book value) • Unsecured fixed rate senior notes: $3.3 billion with a weighted average interest rate of 6.17% • Secured fixed rate senior notes: $1.6 billion at 5.46% (3) • Secured fixed rate net lease mortgage notes: $605 million with a weighted average interest rate of 5.60% • $650 million secured SOFR-based revolving credit facility undrawn (maturity date of June 2027) • $45 million fully-drawn VFN at SOFR +175 bps • No derivatives, off-balance sheet liabilities or material adverse change clauses or ratings triggers Book Capitalization Balance Sheet Profile Leverage / Coverage Ratios 11

Debt Maturity Schedule Debt Maturities $850 $400 $1,125 $400 $500 $580 $45 $2 $2 $601 $1,000 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 2025 2026 2027 2028 2029 2030 2031 2032 $ (M ill io n s) Unsecured Fixed Rate Debt Zero Coupon Senior Secured Notes Secured Floating Rate Debt Secured Fixed Rate Debt (1) (1) $400 million of 4.95% senior unsecured notes due February 2027 expected to be redeemed with cash from hotel dispositions. SVC currently expects to address remaining 2027 debt maturities through a combination of refinancings and asset sales proceeds. (2) SVC's net lease mortgage notes due 2028 are partially amortizing and require balloon payments at maturity in 2028. These notes are prepayable without penalty 24 months prior to the stated maturity date. $0 12 (2) SVC redeemed all $800 million of 2026 notes using proceeds from asset sales and its new zero coupon senior notes issuance

Net Lease Portfolio 13

Strategic Priorities Potential Benefits Triple Net Leased Portfolio: Strategic Priorities & Benefits • Build on existing platform focusing on properties in e-commerce resistant, necessity-based industries • Current portfolio anchored by travel center properties backed by corporate IG credit • Diversified tenant base and geographic footprint mitigates risk • Efficient in-place debt structure through a master trust • Disciplined acquisition strategy allows for ongoing growth and optimization of portfolio • Naturally defensive and less volatile asset class • Deep and fragmented industry provides significant liquidity • Low CapEx requirements • Long-term leases create a bond-like risk-return profile • Commoditized asset type with high investor demand from publicly traded net lease REITs and private 1031 exchange groups 14

Note: Data as of 3Q25. (1) By annualized minimum rent. Travel Centers, 68.8% Restaurants - Quick Service, 5.3% Health and Fitness, 3.2% Restaurants - Casual Dining, 3.1% Grocery Stores, 2.4% Medical, Dental Office, 2.1% Movie Theaters, 2.1% Automotive Equipment and Services, 2.0% Home Goods and Leisure, 2.0% Automotive Dealers, 1.3% Other, 7.7% Net Lease Portfolio: Built with Properties in E-Commerce Resistant, Necessity Based Industries 752 $389M Properties Annualized Minimum Rent 13.2M 7.5 years Rentable Square Feet Weighted Average Lease Term 97.3% 2.04x Occupancy Rent Coverage % of Annualized Minimum Rent<1% >9.0% Diverse Geographical Footprint (1) Net Lease Portfolio Statistics Tenants by Industry (1) 15

Net Lease Portfolio: Top Tenant Brands Top Ten Tenants by Brand Brand % of Annualized Minimum Rent Rent Coverage TravelCenters of America / Petro Stopping Centers 68.0% 1.27x The Great Escape 2.0% 4.75x Life Time Fitness 1.6% 2.59x Buehler's Fresh Foods 1.5% 2.72x Heartland Dental 1.2% 4.79x Express Oil Change 1.0% 5.77x Norms 0.9% 3.75x Flying J Travel Plaza 0.9% 3.14x America’s Auto Auction 0.8% 10.27x Fleet Farm 0.7% 2.11x Various 21.4% 3.40x Total 100% 2.04x • Rents are guaranteed by investment-grade rated BP Corporation North America Inc. • 175 travel centers operate under two brands • Difficult to replicate real estate located near exits along the U.S. Interstate Highway System • Five master leases that run through 2033 and include 50 years of tenant extension options • Pure triple net leases; SVC has no capital expenditure requirements • Annual 2% fixed rent increases TravelCenters of America Portfolio Retail Net Lease Portfolio • Represents 32% of SVC’s net lease annualized minimum rents • Service oriented, necessity based retail assets with minimal CapEx requirements • Strong average minimum rent coverage at 3.71x 16

83% 11% 4% 2% Fixed / Scheduled CPI Flat Percentage Rent Net Lease Portfolio: Long-term Leases with Embedded Rent Growth Well-Laddered Lease Expirations (1) ~96% of Leases Have Contractual Increases or Percentage Rent Lease Structures $389M 0.6% 3.4% 3.3% 2.5% 2.6% 1.7% 1.4% 0.7% 83.8% 2025 2026 2027 2028 2029 2030 2031 2032 2033 and thereafter Only 16.2% of the net lease portfolio expires before 2033 (1) By annualized minimum rent. 17 Saint Augustine, FL

Net Lease Portfolio: Underwriting Criteria & Deal Closings SVC’s 2025 Acquisitions To Date • Net leases / ground leases with minimal landlord responsibilities for operating or capital expenses • Long remaining lease term (>7 years) • Annual rent increases • Strong unit level EBITDAR coverage (> 2.0x) • Leased to multi-unit operators and established brands • Consideration of reusability and high underlying land value • Diversification with respect to tenant, brand and geography • Preference on areas with attractive population growth, high density and projected rental growth • Emphasis on sale leaseback transactions 28 Properties Closed $85.1M Total Purchase Price 14.3 years Average Remaining Lease Term 2.5x Rent Coverage 8.3% Average GAAP Cap Rate 7.5% Average Cash Cap Rate Pipeline: 1 Property Under Agreement $10.8M Total Purchase Price 18 Acquisition Criteria

Hotel Portfolio 19

Benefits Strategic Priorities Hotel Portfolio: Strategic Priorities & Benefits • SVC has invested significant amounts of capital into hotel renovations over the last several years • Exiting non-core hotels that require significant CapEx with limited earnings upside potential • Focused on driving margins higher at full-service hotels and stabilizing assets post renovation • CapEx spend expected to decline going forward, 2026 planned spending is $125 million – $150 million, including maintenance CapEx and ROI projects • Opportunities for long-term EBITDA margin growth at remaining full- service hotels • Hotel portfolio is largely unencumbered allowing for strategic dispositions of non-core hotels to maximize value 20

2026 FIFA World Cup Matches in SVC Markets2026 Demand Drivers Hotel Portfolio: 2026 Growth Catalysts 21 • World Cup – Strong international and domestic demand – SVC hotel footprint positioned to benefit from 75 matches in key markets – Over 40% of SVC’s retained hotel keys located in host markets • Renovation Momentum – 30+ renovations completed in 2024 – 2025 – Continued uplift from enhanced guest experience and pricing power – Capturing market share gains at renovated hotels • Strong Event Calendar – America’s 250th anniversary celebrations in Boston, Philadelphia, New Orleans and D.C. – Super Bowl in San Jose and San Francisco – Men’s NCAA basketball in Houston, San Jose, Chicago and D.C. – MLB All-Star Game and 2026 PGA Championship in Philadelphia – Universal Epic Universe in Orlando open for the full year 2026 • Other Positive Indicators – U.S. convention center booking pace up 4%, boosting SVC’s 2026 group bookings – Expanding airline crew business in Atlanta, Austin and Los Angeles Airport – Favorable holiday shifts expected to drive leisure transient demand SVC Host Market for 2026 FIFA World Cup Other SVC Markets

Hotel Portfolio: Pro Forma FY2025 Hotel Dispositions (1) (1) Excludes 122 hotels included in 2025 disposition plan. Includes seven hotels to be re-marketed for sale in 2026. (2) Based on hotel percentage of investments. (3) Based on number of keys. (4) Based on LTM room revenue. 22 83% 7% 10% Full Service Extended Stay Select Service 59% 12% 29% Upper Midscale/ Midscale Upper Upscale Chain Scale (3) 29% 39% 18% 14% Suburban Urban Airport Resort Location (3) 65% 25% 9% 1% Transient Group Contract Other Customer Mix (4)Service Level (2) Remaining 84 hotels (19,942 keys) primarily focused on full-service hotels in urban markets targeting leisure-oriented travel Royal Sonesta New Orleans Royal Sonesta Boston Royal Sonesta Kauai Upscale

Recent Performance of Retained & Exit Hotels[1]

Brand	Service Level	No. of Hotels	No. of Rooms or Suites	Occupancy LTM September 30, 2025	ADR LTM September 30, 2025	RevPAR LTM September 30, 2025	LTM as of September 30, 2025 Operating Revenues ($M)	EBITDA ($M)	EBITDA Margin
Retained Hotels: [2]									
Sonesta Hotels & Resorts®	Full Service	22	7,207	60.1%	$161.06	$96.74	$344.5	$31.5	9.2%
Royal Sonesta Hotels®	Full Service	17	5,663	61.6%	$233.82	$144.06	$458.5	$52.5	11.5%
Radisson® Hotels & Resorts	Full Service	5	1,149	62.1%	$150.90	$93.73	$46.4	$3.3	7.2%
Country Inn & Suites® by Radisson	Full Service	2	346	68.5%	$143.11	$97.99	$13.0	$1.0	7.8%
Crowne Plaza®	Full Service	1	495	65.8%	$141.93	$93.44	$29.9	$5.6	18.6%
Full Service Total / Average		**47**	**14,860**	**61.2%**	**$187.01**	**$114.45**	**$892.4**	**$94.0**	**10.5%**
Hyatt Place®	Select Service	17	2,107	68.2%	$121.60	$82.92	$68.5	$9.4	13.7%
Sonesta Simply Suites®	Extended Stay	7	1,144	73.7%	$124.82	$91.95	$39.2	$13.8	35.2%
Sonesta ES Suites®	Extended Stay	7	958	73.9%	$149.35	$110.38	$40.7	$10.8	26.5%
Sonesta Select®	Select Service	6	873	65.9%	$136.46	$89.96	$30.6	$6.6	21.5%
Focused Service Total / Average		**37**	**5,082**	**70.1%**	**$130.27**	**$91.34**	**$179.1**	**$40.6**	**22.7%**
Retained Hotels Total / Average		**84**	**19,942**	**63.5%**	**$171.04**	**$108.56**	**$1,071.4**	**$134.6**	**12.6%**
Exit Hotels:									
Hotels Sold Since 3Q25 Total / Average		55	6,745	67.9%	$95.26	$64.72	$166.1	$26.2	15.7%
Under Contract [3]		21	2,849	67.0%	$120.43	$80.64	$86.7	$7.8	9.0%
Planned Exit Hotels Total / Average		**76**	**9,594**	**67.6%**	**$102.66**	**$69.45**	**$252.8**	**$33.9**	**13.4%**
All Hotels Total / Average		**160**	**29,536**	**64.8%**	**$147.86**	**$95.85**	**$1,324.2**	**$168.5**	**12.7%**

(1) Results of all hotels owned as of September 30, 2025. Excludes $150 million of operating revenue and $4 million of EBITDA related to hotels sold by SVC during the trailing twelve months ended September 30, 2025.
(2) Includes seven full-service hotels (2,010 keys) expected to commence marketing in January 2026, as referenced on page 5.
(3) Includes 20 hotels under contract and one hotel previously under contract that is being marketed for sale. One of the buyers under agreement to purchase seven of the remaining 20 hotels under contract has purported to terminate the agreement with respect to those seven hotels, which purported termination SVC is contesting. The outside closing date under the agreement for those seven hotels is December 15, 2025. Those seven hotels represent $88 million, excluding closing costs, of the purchase price of the remaining hotels under contract.

23

$243M $136M $102M $110M $232M $297M $200M $138M 0% 5% 10% 15% 20% 25% $0M $50M $100M $150M $200M $250M $300M $350M 2019 2020 2021 2022 2023 2024 2025 Projected 2026 Projected Sp en d a s a % o f R ev en u e To ta l H o te l S p en d Total Hotel Spend Spend as a % of Revenue Industry Average SVC Hotel Capital Expenditures SVC Hotel Capital Expenditures (1) Represents midpoint of SVC’s current 2026 capital expenditures guidance of $125 million - $150 million. (2) Per ISHC Study. 24 (1) SVC expects that capital spending as a percentage of revenues to continue to trend down toward industry averages as major renovation activity winds down (2)

Retained Hotel Renovation and Redevelopment Initiatives 2024 2025 2026 Targeted Completions (5) Sonesta Hotels & Resorts • Atlanta Airport, GA (Phase 1) Royal Sonesta • Miami Nautilus, FL (Redevelopment) • Washington, D.C. (DuPont) (Redevelopment – F&B) Sonesta ES Suites • Orlando Lake Buena Vista, FL Sonesta Simply Suites • Las Vegas, NV Completions (27) Hyatt Place • Hendersonville, TN • Dallas Galleria, TX • El Paso, TX • San Antonio, TX • Charlotte, NC • Sterling, VA • Orlando, FL • Chantilly, VA • Tempe, AZ • College Park, GA • Cumberland, GA • Columbus, OH • Colorado Springs, CO • Overland Park, KS • Indianapolis, IN • Mt. Laurel, NJ • Utica, MI Sonesta Simply Suites • Jersey City, NJ • Miami Airport, FL Sonesta Hotels & Resorts • Hilton Head, SC (Phase 1) • White Plains, NY • Miami Airport, FL Sonesta ES Suites • Sorrento Mesa, CA • Torrance, CA • Orlando I-Drive, FL Radisson • Salt Lake City, UT Royal Sonesta • Kauai, HI (Public Space) Targeted Completions (1) Sonesta ES Suites • Anaheim, CA Completions YTD (4) Sonesta Simply Suites • Burlington, MA Sonesta Hotels & Resorts • Los Angeles Airport, CA • Hilton Head, SC (Phase 2) Sonesta ES Suites • Toronto, Canada 25

• Completion: Jan. 2025 • Total Project Cost: $90.0M • Comprehensive renovations to interior and exterior spaces, including public areas and guestrooms, to provide an elevated, spacious, and self- sufficient stay experience. Hotel Renovations: Recent Completions Hyatt Place Portfolio (17 Hotels) • Completion: Oct. 2024 • Total Project Cost: $26.4M • Guestroom renovation and transformation of public space and meeting space expansion. • Upgraded food and beverage (F&B) options. • New Sonesta Work Suite Sonesta Hotels & Resorts White Plains, NY Sonesta Hotels & Resorts Miami Airport • Completion: Nov. 2024 • Total Project Cost: $20.5M • Guestroom renovation and expansion of meeting space. • New F&B options. • State of the art fitness center. • New rooftop pool cabanas. Sonesta ES Suites Torrance, CA • Completion: Dec. 2024 • Total Project Cost: $8.0M • Refreshed public areas and guestrooms with updated furnishings. • Enhanced lobby, F&B outlets and meeting space. 26

Hotel Renovation Recent Completion: Sonesta Hotels & Resorts Los Angeles Airport $40.6 million full renovation with redesigned guestrooms and upgraded F&B options completed in March 2025 27

Appendix 28

Sonesta at a Glance

Sonesta Portfolio Highlights

- 8th largest hotel company in the U.S. according to Smith Travel Research and growing international footprint spanning eight countries
- More than 1,100 hotels totaling over 95,000 rooms across 13 brands, including ~1,000 franchised hotels
- Scaled operating platform with deep expertise managing both owned and franchised hotels
- Diversified portfolio across full-service, extended stay, select service, and economy segments
- SVC's 34% equity investment in Sonesta has a carrying value of $113 million


Austin, TX

Key Priorities

- Transitioning to a franchise-led model by selling lower-performing hotels while retaining Sonesta branding through franchise agreements
- Focusing on higher-quality, full service and top-performing hotels to improve overall portfolio mix and returns
- Completing targeted renovations at select Sonesta properties to support improved occupancy and rate

Sonesta Brands

The Royal Sonesta
The James Hotels
Sonesta Select
MOD A Sonesta Collection
Classico A Sonesta Collection
Sonesta Hotels & Resorts
Sonesta ES Suites
Sonesta Simply Suites
Sonesta Cruises
Americas Best Value Inn
Sonesta Essential
Red Lion Hotels by Sonesta
Red Lion Inn & Suites by Sonesta
Signature Inn
Canadas Best Value Inn

29

Approximately $39 Billion in AUM RMR Platform Approximately 1,900 Properties More than 30 Offices Nationwide National Multi-Sector Investment Platform Industrial Residential Senior Living Medical Office Life Science Hotels Retail Office Nearly 900 Real Estate Professionals Institutional Infrastructure & Vertically Integrated Platform Accounting Asset Management Development Finance Human Resources Information Technology Investor Relations Legal Marketing Portfolio Management Project Management Property Management Tax Transactions The RMR Group (Nasdaq: RMR) 30

Fees that SVC Pays to RMR are Primarily Performance Based which Aligns Interests with Shareholders RMR base management fee tied to SVC’s share price performance • Consists of an annual fee equal to generally 50 bps multiplied by the lower of: (1) SVC’s historical cost of real estate, or (2) SVC’s total market capitalization • There is no incentive for RMR to complete any transaction that could reduce share price RMR incentive fees contingent on total shareholder return outperformance • Incentive management fee: 12% of the outperformance of SVC’s total return per share compared to the MSCI U.S. REIT/Hotel & Resort Index over a three year period multiplied by equity market capitalization • Outperformance must be positive to be earned • Shareholders keep 100% of benchmark returns and at least 88% of returns in excess of the benchmark Other fees • Property management fee: consists of an annual fee based on 3.0% of rents collected at SVC’s managed retail net lease properties Alignment of Interests If SVC’s share price goes up and its total market cap exceeds its historical cost of real estate, RMR base management fee is capped at 50 bps of SVC’s historical cost of real estate If SVC’s stock price goes down and its historical cost of real estate exceeds its total market cap, RMR gets less base management fees (50 bps on equity market cap plus debt) Incentive fee structure keeps RMR focused on increasing total shareholder return Members of RMR senior management are holders of SVC common shares, some subject to long term lock up agreements SVC shareholders have visibility into RMR, a publicly traded company SVC benefits from RMR’s national footprint and economies of scale from a platform with approximately $39 billion in AUM 31

Condensed Consolidated Statements of Income (Loss)

(amounts in thousands, except per share data)

	LTM	For the Three Months Ended			
	3Q 2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Revenues:					
Hotel operating revenues [1]	$ 1,473,992	$ 377,576	$ 404,405	$ 334,963	$ 357,048
Rental income	399,952	101,194	99,031	100,216	99,511
Total revenues	1,873,944	478,770	503,436	435,179	456,559
Expenses:					
Hotel operating expenses [2]	1,275,396	328,358	328,913	305,840	312,285
Net lease operating expenses	21,648	5,236	5,439	5,628	5,345
Depreciation and amortization	332,583	74,453	75,030	89,100	94,000
General and administrative	39,411	11,057	10,218	9,556	8,580
Transaction related costs [3]	11,033	2,683	1,345	111	6,894
Loss on asset impairment [4]	86,970	27,067	17,654	37,067	5,182
Total expenses	1,767,041	448,854	438,599	447,302	432,286
Gain (loss) on sale of real estate, net [5]	31,005	25,256	(156)	746	5,159
Interest income	7,646	4,841	822	1,249	734
Interest expense	(411,374)	(107,776)	(102,679)	(101,517)	(99,402)
Loss on early extinguishment of debt [6]	(529)	(529)	-	-	-
Loss before income tax (expense) benefit and equity in (losses) earnings of an investee	(266,349)	(48,292)	(37,176)	(111,645)	(69,236)
Income tax (expense) benefit	(1,501)	(253)	(457)	(843)	52
Equity in (losses) earnings of an investee	(10,081)	1,600	(526)	(3,947)	(7,208)
Net loss	$ (277,931)	$ (46,945)	$ (38,159)	$ (116,435)	$ (76,392)
Weighted average common shares outstanding (basic and diluted)	166,085	166,085	165,743	165,615	165,594
Net loss per common share (basic and diluted)	$ (1.67)	$ (0.28)	$ (0.23)	$ (0.70)	$ (0.46)

See accompanying notes on page 37.

32

Condensed Consolidated Balance Sheets 33 (amounts in thousands, except per share data)

Calculation of FFO, Normalized FFO and CAD

(amounts in thousands, except per share data)

		LTM	For the Three Months Ended			
		3Q 2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Net loss		$ (277,931)	$ (46,945)	$ (38,159)	$ (116,435)	$ (76,392)
Add (Less):	Depreciation and amortization	332,583	74,453	75,030	89,100	94,000
	Loss on asset impairment [(4)]	86,970	27,067	17,654	37,067	5,182
	(Gain) loss on sale of real estate, net [(5)]	(31,005)	(25,256)	156	(746)	(5,159)
	Adjustments to reflect SVC's share of FFO attributable to an investee	4,810	1,113	1,182	1,200	1,315
FFO		115,427	30,432	55,863	10,186	18,946
Add (Less):	Loss on early extinguishment of debt [(6)]	529	529	-	-	-
	Transaction related costs [(3)]	11,033	2,683	1,345	111	6,894
	Adjustments to reflect SVC's share of Normalized FFO attributable to an investee	3,977	266	395	539	2,777
Normalized FFO		130,966	33,910	57,603	10,836	28,617
Add (Less):	Non-cash revenues	(44,490)	(10,142)	(10,624)	(12,205)	(11,519)
	Non-cash interest expense	36,031	9,092	9,900	8,680	8,359
	Non-cash expenses	(2,471)	(246)	(417)	(864)	(944)
	SVC's share of Normalized FFO attributable to an investee	1,294	(2,979)	(1,051)	2,208	3,116
	Principal amortization	(1,958)	(489)	(490)	(489)	(490)
	Capital expenditures	(207,622)	(43,746)	(38,126)	(42,772)	(82,978)
CAD		$ (88,250)	$ (14,600)	$ 16,795	$ (34,606)	$ (55,839)
Weighted average common shares outstanding (basic and diluted)		166,085	166,085	165,743	165,615	165,594
Basic and diluted per common share amounts:						
Net loss		$ (1.67)	$ (0.28)	$ (0.23)	$ (0.70)	$ (0.46)
FFO		$ 0.69	$ 0.18	$ 0.34	$ 0.06	$ 0.11
Normalized FFO		$ 0.79	$ 0.20	$ 0.35	$ 0.07	$ 0.17
CAD		$ (0.53)	$ (0.09)	$ 0.10	$ (0.21)	$ (0.34)

See accompanying notes on page 37.

34

Calculation of EBITDA, EBITDAre and Adjusted EBITDAre

(amounts in thousands)

		LTM	For the Three Months Ended			
		3Q 2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Net loss		$ (277,931)	$ (46,945)	$ (38,159)	$ (116,435)	$ (76,392)
Add (Less):	Interest expense	411,374	107,776	102,679	101,517	99,402
	Income tax expense (benefit)	1,501	253	457	843	(52)
	Depreciation and amortization	332,583	74,453	75,030	89,100	94,000
EBITDA		467,527	135,537	140,007	75,025	116,958
Add (Less):	Loss on asset impairment [4]	86,970	27,067	17,654	37,067	5,182
	Loss (gain) on sale of real estate, net [5]	(31,005)	(25,256)	156	(746)	(5,159)
	Adjustments to reflect SVC's share of EBITDAre attributable to an investee	12,636	2,921	3,119	3,172	3,424
EBITDAre		536,128	140,269	160,936	114,518	120,405
Add (Less):	Loss on early extinguishment of debt [6]	529	529	-	-	-
	Adjustments to reflect SVC's share of Adjusted EBITDAre attributable to an investee	3,977	266	395	539	2,777
	Transaction related costs [3]	11,033	2,683	1,345	111	6,894
	General and administrative expense paid in common shares	3,597	1,271	1,100	653	573
Adjusted EBITDAre		$ 555,264	$ 145,018	$ 163,776	$ 115,821	$ 130,649
Adjusted Hotel EBITDAre		$ 184,301	$ 45,442	$ 73,073	$ 22,971	$ 42,815
Adjusted Net Lease EBITDAre		378,304	95,958	93,592	94,588	94,166
(Less) plus: Corporate Adjustments		(7,341)	3,618	(2,889)	(1,738)	(6,332)
Adjusted EBITDAre		$ 555,264	$ 145,018	$ 163,776	$ 115,821	$ 130,649

See accompanying notes on page 37.

35

Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA – All Hotels*

(dollars in thousands)

	LTM	For the Three Months Ended			
	3Q 2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Number of hotels	160	160	200	202	206
Room revenues	$ 1,176,026	$ 307,089	$ 323,884	$ 266,439	$ 278,614
Food and beverage revenues	203,382	46,780	57,040	48,433	51,129
Other revenues	94,584	23,707	23,481	20,091	27,305
Hotel operating revenues	1,473,992	377,576	404,405	334,963	357,048
Rooms expenses	401,023	105,891	104,077	93,909	97,146
Food and beverage expenses	168,952	41,552	44,447	40,319	42,634
Other direct and indirect expenses	534,117	138,108	135,128	130,912	129,969
Management fees	54,794	14,204	15,113	12,485	12,992
Real estate taxes, insurance and other	136,065	33,165	32,276	33,565	37,059
FF&E Reserves	6,858	1,675	1,737	2,119	1,327
Hotel operating expenses	1,301,809	334,595	332,778	313,309	321,127
Hotel EBITDA	172,183	42,981	71,627	21,654	35,921
Transaction related costs (3)	12,118	2,461	1,446	1,317	6,894
Adjusted Hotel EBITDA	$ 184,301	$ 45,442	$ 73,073	$ 22,971	$ 42,815
Adjusted Hotel EBITDA Margin	12.5%	12.0%	18.1%	6.9%	12.0%
Hotel operating expenses (GAAP)	$ 1,275,396	$ 328,358	$ 328,913	$ 305,840	$ 312,285
Add (Less):					
Transaction related costs (3)	12,118	2,461	1,446	1,317	6,894
Adjustments for guaranty fundings (2)	4,953	1,480	61	3,412	-
FF&E Reserves from managed hotel operations	6,858	1,675	1,737	2,119	1,327
Other (7)	2,484	621	621	621	621
Hotel operating expenses	$ 1,301,809	$ 334,595	$ 332,778	$ 313,309	$ 321,127

* Results of all hotels as owned during the periods presented, including the results of hotels sold by SVC for the periods owned by SVC.

See accompanying notes on page 37.

36

Notes to Condensed Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, CAD, EBITDA, EBITDAre, Adjusted EBITDAre, Hotel EBITDA and Adjusted Hotel EBITDA 1. SVC increased rental income by $12,783 for the trailing twelve months ended September 30, 2025 to record scheduled rent changes under certain of its leases on a straight line basis. 2. When managers of SVC's hotels are required to fund the shortfalls of owner's priority return under the terms of the management agreements or their guarantees, SVC reflects such fundings in its condensed consolidated statements of income (loss) as a reduction of hotel operating expenses. When these shortfalls are replenished by cash flows from the applicable hotel operations in excess of the owner's priority return due, SVC reflects such replenishment in its condensed consolidated statements of income (loss) as an increase to hotel operating expenses. The net decrease to hotel operating expenses was $4,953 for the trailing twelve months ended September 30, 2025. 3. Transaction related costs for the trailing twelve months ended September 30, 2025 of $11,033, primarily consists of costs related to various labor litigation matters and costs related to the sale and renovation of certain hotels, partially offset by the recovery of a working capital reserve related to SVC’s former agreement with Marriott International, Inc. previously deemed uncollectable and expensed in 2021. 4. SVC recorded a loss on asset impairment for the trailing twelve months ended September 30, 2025 of $86,970 to reduce the carrying value of 30 hotels and five net lease properties to their estimated fair value less costs to sell. 5. SVC recorded a net gain on sale of real estate for the trailing twelve months ended September 30, 2025 of $31,005 in connection with the sales of 54 hotels and 13 net lease properties. 6. SVC recorded a loss on early extinguishment of debt during the trailing twelve months ended September 30, 2025 of $529 in connection with the write off of unamortized deferred financing costs and discounts relating to the redemption of $350,000 of its senior unsecured notes due 2026. 7. SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in the condensed consolidated statements of income (loss). SVC reduced hotel operating expenses by $2,484 for the trailing twelve months ended September 30, 2025, related to this liability. 37 (dollars in thousands)

Pro Forma Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA

(dollars in thousands)

	LTM 3Q 2025*	Transaction Accounting Adjustments Asset Sales [1]	Pro Forma LTM 3Q 2025
Number of hotels	160	(76)	84
Room revenues	$ 1,176,026	$ (385,953)	$ 790,073
Food and beverage revenues	203,382	(2,845)	200,537
Other revenues	94,584	(13,744)	80,840
Hotel operating revenues	1,473,992	(402,542)	1,071,450
Rooms expenses	401,023	(129,126)	271,897
Food and beverage expenses	168,952	(2,896)	166,056
Other direct and indirect expenses	534,117	(164,000)	370,117
Management fees	54,794	(19,946)	34,848
Real estate taxes, insurance and other	136,065	(48,950)	87,115
FF&E Reserves	6,858	-	6,858
Hotel operating expenses	1,301,809	(364,918)	936,891
Hotel EBITDA	172,183	(37,624)	134,559
Transaction related costs [2]	12,118	-	12,118
Adjusted Hotel EBITDA	$ 184,301	$ (37,624)	$ 146,677
Adjusted Hotel EBITDA Margin	12.5%		13.7%
Hotel operating expenses (GAAP)	$ 1,275,396	$ (364,918)	$ 910,478
Add (Less):			
Transaction related costs [2]	12,118	-	12,118
Adjustments for guaranty fundings [3]	4,953	-	4,953
FF&E Reserves from managed hotel operations	6,858	-	6,858
Other [4]	2,484	-	2,484
Hotel operating expenses	$ 1,301,809	$ (364,918)	$ 936,891

* Results of all hotels as owned during the periods presented, including the results of hotels sold by SVC for the periods owned by SVC.

See accompanying notes on page 39.

38

Notes to Pro Forma Calculations of Hotel EBITDA and Adjusted Hotel EBITDA 1. The adjustments represent the historical revenues and expenses for the trailing twelve months ended September 30, 2025 of 122 hotels owned by SVC that were sold or are expected to be sold by SVC. 2. Transaction related costs for the trailing twelve months ended September 30, 2025 of $12,118, primarily consists of costs related to various labor litigation matters and costs related to the sale and renovation of certain hotels, partially offset by the recovery of a working capital reserve related to SVC’s former agreement with Marriott International, Inc. previously deemed uncollectable and expensed in 2021. 3. When managers of SVC's hotels are required to fund the shortfalls of owner's priority return under the terms of the management agreements or their guarantees, SVC reflects such fundings in its condensed consolidated statements of income (loss) as a reduction of hotel operating expenses. When these shortfalls are replenished by cash flows from the applicable hotel operations in excess of the owner's priority return due, SVC reflects such replenishment in its condensed consolidated statements of income (loss) as an increase to hotel operating expenses. The net decrease to hotel operating expenses was $4,953 for the trailing twelve months ended September 30, 2025. 4. SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in the condensed consolidated statements of income (loss). SVC reduced hotel operating expenses by $2,484 for the trailing twelve months ended September 30, 2025, related to this liability. 39 (dollars in thousands)

Non-GAAP Financial Measures and Certain Definitions Non-GAAP Financial Measures SVC presents certain “non-GAAP financial measures” within the meaning of the applicable SEC rules, including FFO, Normalized FFO, CAD, EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA, EBITDAre and Adjusted EBITDAre. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of SVC's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net income (loss) as presented in SVC's condensed consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of Hotel EBITDA and Adjusted Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the hotel level may help both investors and management to understand the operations of its hotels. FFO and Normalized FFO: SVC calculates funds from operations, or FFO, and normalized funds from operations, or Normalized FFO, as shown on page 34. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of real estate and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, as well as adjustments to reflect SVC's share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown on page 34. FFO and Normalized FFO are among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other factors include, but are not limited to, requirements to satisfy SVC’s REIT distribution requirements, limitations in its debt agreements, the availability to SVC of debt and equity capital, SVC's distribution rate as a percentage of the trading price of its common shares, or dividend yield, and SVC’s dividend yield compared to the dividend yields of other REITs, SVC's expectation of its future capital requirements and operating performance and its expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does. Cash Available for Distribution: SVC calculates cash available for distribution, or CAD, as shown on page 34. SVC defines CAD as Normalized FFO minus SVC’s proportionate share of Normalized FFO from its equity method investment, plus operating cash flow distributions from its equity method investment, if any, less real estate related capital expenditures and adjusted for other non-cash and nonrecurring items. CAD is among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other real estate companies and REITs may calculate CAD differently than SVC does. EBITDA, EBITDAre and Adjusted EBITDAre: SVC calculates EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 35. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC's share of EBITDAre attributable to an investee. In calculating Adjusted EBITDAre, SVC adjusts for the items shown on page 35. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than SVC does. Hotel EBITDA and Adjusted Hotel EBITDA: SVC calculates Hotel EBITDA as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in its condensed consolidated statements of income (loss) in accordance with GAAP. Adjusted Hotel EBITDA excludes certain items SVC believes do not reflect the ongoing operating performance of SVC’s hotels. SVC believes that Hotel EBITDA and Adjusted Hotel EBITDA provide useful information to management and investors as a key measure of the profitability of its hotel operations. 40

Non-GAAP Financial Measures and Certain Definitions (Continued) Other Definitions Adjusted Hotel EBITDA Margin: Adjusted Hotel EBITDA as a percentage of hotel operating revenues. Annualized Minimum Rent: Generally, SVC's lease agreements with its net lease tenants require payment of minimum rent to SVC. Certain of these minimum rent payment amounts are secured by full or limited guarantees. Annualized minimum rent represents cash amounts and excludes adjustments, if any, necessary to record scheduled rent changes on a straight line basis or any expense reimbursements. Annualized minimum rent for TA excludes the impact of rents prepaid by TA. Average Daily Rate: ADR represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC's hotels and is a measure widely used in the hotel industry. Chain Scale: As characterized by STR Global Limited, a data benchmark and analytics provider for the lodging industry. Comparable Hotels Data: SVC presents RevPAR, ADR and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC defines comparable hotels as those that it owned on September 30, 2025 and were open and operating for the entirety of the periods being compared. There were no non-comparable hotels in the periods presented. Debt: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported. Exit Hotels: Exit Hotels represent 76 hotels managed by Sonesta that SVC plans to sell. FF&E Reserves: FF&E Reserves, or FF&E Reserves from managed hotel operations, represent various percentages of total sales at certain of SVC's hotels that are escrowed as reserves for future renovations or refurbishments, or FF&E Reserve escrows. SVC owns all the FF&E Reserve escrows for its hotels. GAAP: GAAP is U.S. generally accepted accounting principles. GAAP Cap Rate: Represents the ratio of the annual average minimum cash rent over the life of the lease term divided by the purchase price. General and Administrative Expense Paid in Common Shares: Amounts represent the equity compensation for SVC’s Trustees, officers and certain other officers and employees of RMR. Gross Book Value of Real Estate Assets: Gross book value of real estate assets is real estate properties at cost plus acquisition related costs, if any, before purchase price allocations, less impairment write-downs, if any. Investment: SVC defines hotel investment as historical cost of its properties plus capital improvements funded by it less impairment write-downs, if any, and excludes capital improvements made from FF&E Reserves funded from hotel operations that do not result in increases in owner’s priority return or rents. SVC defines net lease investment as historical cost of its properties plus capital improvements funded by SVC less impairment write-downs, if any. LTM: LTM means last twelve months ended September 30, 2025. 41

Non-GAAP Financial Measures and Certain Definitions (Continued) Non-Cash Expenses: Non-cash expenses represent general and administrative expense paid in common shares and amortization of liabilities relating to SVC’s initial investment in Sonesta and its former investment in The RMR Group, Inc. Non-Cash Interest Expense: Non-cash interest expense represents amortization of debt issuance costs, discounts and premiums. Non-Cash Revenues: Non-cash revenues represent straight-line rent adjustments, lease value amortization, FF&E Reserves, including interest income earned, and the impact of rents prepaid by TA. Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels and represents occupied properties as of the end of the period shown for net lease properties. Occupancy is an important measure of the utilization rate and demand of SVC's properties. Owner's Priority Return: Each of its management agreements or leases with hotel operators provides for payment to SVC of an annual owner’s priority return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees. In addition, certain of its hotel management agreements provide for payment to SVC of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed. Rent Coverage: SVC defines rent coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. Tenants with no minimum rent required under the lease are excluded. EBITDAR amounts used to determine rent coverage are generally for the latest twelve month period, based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. In instances where SVC does not have tenant financial information, it calculates an implied coverage ratio for the period based on other tenants with available financial statements operating the same brand or within the same industry. As a result, SVC believes using this implied coverage metric provides a more reasonable estimated representation of recent operating results and the financial condition for those tenants. Retained Hotels: Retained Hotels represents 59 hotels managed by Sonesta, 17 hotels managed by Hyatt Hotels Corporation, seven hotels managed by Radisson Hospitality, Inc. and one hotel managed by InterContinental Hotels Group, plc that SVC will continue to own after the Exit Hotels are sold. Revenue per Available Room: RevPAR represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods. SOFR: SOFR is the secured overnight financing rate. Total Gross Assets: Total gross assets is total assets plus accumulated depreciation, including assets of properties held for sale. TEV: TEV is Total Enterprise Value. Weighted Average Lease Term: Weighted average lease term represents the average lease term in years weighted on annualized minimum rent. 42